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                                                                     EXHIBIT 2.4


                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION



- - - - - - - - - - - - - - - - - - - - - - - - - x
                                                  :
                                                  :    Chapter 11
In re:                                            :
                                                  :    Case No. 01-37805-H4-11
STERLING CHEMICALS HOLDINGS, INC., et al.,        :
                                   -- ---
                                                  :    Jointly Administered
                              Debtors.            :
- - - - - - - - - - - - - - - - - - - - - - - - - x


       NOTICE OF DESIGNATION OF BOARD MEMBERS PURSUANT TO SECTION 6.11 OF JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS


                                        D. J. Baker
                                        (Texas Bar No. 01566500)
                                        Rosalie Walker Gray
                                        (Texas Bar No. 20729020)
                                        Alexandra Margolis
                                        (Texas Bar No. 12978500)
                                        Skadden, Arps, Slate, Meagher & Flom LLP
                                        Four Times Square
                                        New York, New York 10036-6522
                                        Telephone: (212) 735-3000
                                        Fax: (212) 735-2000

                                        Jeffrey E. Spiers
                                        (Texas Bar No. 18933950)
                                        Timothy A. Davidson II
                                        (Texas Bar No. 24012503)
                                        Andrews & Kurth L.L.P.
                                        600 Travis Street, Suite 4200
                                        Houston, Texas 77002-2910
                                        Telephone: (713) 220-4200
                                        Fax: (713) 220-4285

Dated:  November 15, 2002               Attorneys for Sterling Chemicals
        Houston, Texas                  Holdings, Inc.,
                                        et al., Debtors
                                        -- ---






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       NOTICE OF DESIGNATION OF BOARD MEMBERS PURSUANT TO SECTION 6.11 OF
   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

        Pursuant to Section 6.11 of the Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, of Sterling Chemicals Holdings, Inc., et al., Debtors, dated October 11, 2002, as proposed to be modified in advance of the hearing to be held on November 20, 2002, the initial board of directors of Reorganized Sterling Chemicals shall consist of nine (9) directors, to be designated as follows: (i) Investor shall be entitled to designate five (5) directors; (ii) the Creditors Committee shall be entitled to designate one director; (iii) the Unofficial Secured Noteholders Committee shall be entitled to designate one director; and Investor, the Creditors Committee and the Unofficial Secured Noteholders Committee shall jointly designate David G. Elkins and Richard K. Crump as the remaining two (2) directors. The respective designees for directors of Reorganized Sterling Chemicals are as follows:

              BOARD DESIGNEES OF RESURGENCE ASSET MANAGEMENT L.L.C.

        JAMES B. RUBIN (48) is Co-Chairman and Chief Investment Officer of Resurgence Asset Management, L.L.C ("Resurgence"). He has managed the investment portfolios of Resurgence and its predecessors since 1989. He currently serves as a member of the Board of Directors of Levitz Home Furnishings, Inc. and Furniture.com, Inc.

        ROBERT T. SYMINGTON (38) is a Managing Director of Resurgence. Mr. Symington joined Resurgence in 1992. He currently serves as a member of the Board of Directors of Levitz Home Furnishings, Inc.

        BYRON J. HANEY (41) is a Managing Director of Resurgence. Mr. Haney joined Resurgence in 1994. Mr. Haney currently serves on the Board of Directors of Levitz Home Furnishings, Inc.

        MARC S. KIRSCHNER (60) is a Managing Director and General Counsel of Resurgence. Mr. Kirschner joined Resurgence in 2001. Prior to joining Resurgence, Mr. Kirschner headed the Business Practice Group and the Bankruptcy/Restructuring Practice in the New York office of the law firm Jones, Day, Reavis & Pogue. Mr. Kirschner currently serves on the Board of Directors of Levitz Home Furnishings, Inc.

        KEITH R. WHITTAKER (30) is an Associate of Resurgence. Mr. Whittaker joined Resurgence in 2001. Mr. Whittaker was formerly with Triarc Companies, Inc. and the Investment Banking Department of Bear Stearns & Co.

                      BOARD DESIGNEE OF CREDITORS COMMITTEE

        INITIAL: RONALD A. RITTENMEYER has served as Chairman of the Board of Directors, Chief Executive Officer and President of Safety-Kleen, Incorporated since August 31, 2001. Mr. Rittenmeyer has also served as Plan Administrator of AFD fund since December 1, 2001. Prior to that time, he served as President and Chief Executive Officer of AmeriServe, Incorporated from February 14, 2000 until December 1, 2001. From September 1998 until February 2000 he served as Chairman of the Board of Directors, President and Chief Executive Officer of RailTex, Inc., San Antonio, Texas. Prior to joining RailTex, Inc., Mr. Rittenmeyer served as President and Chief Operating Officer of Merisel and Chief Operating Officer of Burlington Northern Railroad and held various positions at Frito, Lay, Inc.

        SUBSTITUTE: THOMAS P. KRASNER is a CFA and handles all restructurings and workouts of bank debt and high yield bonds at Harch Capital Management. He joined Harch Capital Management in March 1999. Mr. Krasner recently chaired the Official Committee of Unsecured Creditors of Polymer Group and the Unofficial Committee of bondholders of GenTek, Inc. Mr. Krasner served as Chairman of the Board of Trism and as a Director of FWT, a manufacturer of telecommunications towers, and Birch Telecom a local exchange carrier.

           BOARD DESIGNEE OF UNOFFICIAL SECURED NOTEHOLDERS COMMITTEE

        INITIAL: JOHN GILDEA (58) has been a managing director and principal of Gildea Management Company since 1990. Gildea Management Company and its affiliates have been the investment advisor to The Network Funds which specialized in distressed company and special situation investments. Mr. Gildea has served on the Board of Directors of a number of restructured or restructuring companies, including Amdura, American Healthcare Management, America Service Group, GenTek, Inc., Konover Property Trust and UNC Incorporated. Mr. Gildea also serves on the Board of Directors of several UK based investment trusts.

        SUBSTITUTE: WILLIAM O'DONNELL is a managing director and principal of Gildea Management Company.

                                 JOINT DESIGNEES

        DAVID G. ELKINS (60) has been Sterling Holdings' President since January 24, 2001 and its Co-Chief Executive Officer since September 18, 2001. Mr. Elkins joined Sterling in 1998. He was previously a partner in the law firm of Andrews & Kurth L.L.P. Mr. Elkins also serves as a director of the Houston Exploration Company, a New York Stock Exchange listed company, Memorial Hermann Hospital System, a nonprofit corporation, and Guilford Mills, Inc.

        RICHARD K. CRUMP (56) has served as Sterling Holdings' Co-Chief Executive Officer since December 18, 2001. Prior to that time, Mr. Crump served as the Company's Executive Vice President-Operations since May 1, 2000, its Vice President-Strategic Planning from December 1, 1996 until May 1, 2000, its Vice President-Commercial from October 1991 until December 1, 1996, and its Director-Commercial from August 1986 until October 1991. Prior to joining Sterling Holdings, Mr. Crump was Vice President of sales for Rammhorn Marketing from 1984 until August 1986 and Vice President of materials management for El Paso Products Company from 1976 through 1983.


Dated:  November 15, 2002
        Houston, Texas

                                  /s/ TIMOTHY A. DAVIDSON II
                                  --------------------------
                                  Jeffrey E. Spiers
                                  (Texas Bar No. 18933950)
                                  Timothy A. Davidson II
                                  (Texas Bar No. 24012503)
                                  Andrews & Kurth L.L.P.
                                  600 Travis Street, Suite 4200
                                  Houston, Texas 77002-2910
                                  Telephone: (713) 220-4200
                                  Fax: (713) 220-4285

                                  D. J. Baker
                                  (Texas Bar No. 01566500)
                                  Rosalie Walker Gray
                                  (Texas Bar No. 20729020)
                                  Alexandra Margolis
                                  (Texas Bar No. 12978500)
                                  Skadden, Arps, Slate, Meagher & Flom LLP
                                  Four Times Square
                                  New York, New York 10036-6522
                                  Telephone: (212) 735-3000
                                  Fax: (212) 735-2000

                                  Attorneys for Sterling Chemicals Holdings,
                                  Inc., et al.
                                        -- ---

                             CERTIFICATE OF SERVICE

        The undersigned hereby certifies that on the 15th day of November, 2002, a true and correct copy of the foregoing document was served by U.S. first class mail on the parties listed as of the date hereof on the Master Service List maintained in accordance with the Initial Order for Complex Chapter 11 Bankruptcy Case, dated July 18, 2001, a copy of which is attached hereto. In addition, on the 15th day of November, 2002, a copy of the foregoing document was transmitted by email to the following parties:

        Henry J. Kaim
        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
        1900 Pennzoil Place - South Tower,
        711 Louisiana Street, Houston, Texas 77002

        Tony Davis
        Baker Botts, L.L.P.
        910 Louisiana Street, Houston, Texas 77002

        Stephen A. Goodwin
        Carrington, Coleman, Sloman & Blumenthal, L.L.P.
        200 Crescent Court, Suite 1500, Dallas, Texas 75201

        Mitchell A. Seider
        Kramer Levin Naftalis & Frankel LLP
        919 Third Avenue, New York, New York  10022

        Alfredo Perez
        Weil, Gotshal & Manges LLP
        700 Louisiana, Suite 1600, Houston, Texas 77002

        Nancy T. Holley
        Office of United States Trustee
        515 Rusk Street, Suite 3516, Houston, Texas 77002


                                                 /s/ TIMOTHY A. DAVIDSON II
                                              ----------------------------------
                                                     Timothy A. Davidson II